Exhibit 10.1

AMENDMENT NO. 1
TO
SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT
IN THE AMOUNT OF US$4,000,000
BY AND AMONG

ONCOLOGIX TECH, INC.,
as Borrower,

AMIAN ANGELS, INC.,

DOTOLO RESEARCH CORPORATION,
ESTEEMCARE INC.,
AFFORDABLE MEDICAL EQUIPMENT SOLUTIONS, INC.,
as Joint and Several Guarantors,

AND

TCA GLOBAL CREDIT MASTER FUND, .LP,
as Lender

September 25, 2014

AMENDMENT NO. 1 TO

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this "Amendment”) is dated and effective as of September 25, 2014 (the "Effective Date”), by and among (i) ONCOLOGIX TECH, INC., a corporation incorporated under the laws of the State of Nevada (the "Borrower”), (ii) AMIAN ANGELS, INC., a corporation incorporated under the laws of the State of Louisiana and formerly known as Angels of Mercy, Inc. ("Amian”), DOTOLO RESEARCH CORPORATION, a corporation incorporated under the laws of the State of Louisiana, ESTEEMCARE INC., a corporation incorporated under the laws of the State of South Carolina ("Esteemcare”), AFFORDABLE MEDICAL EQUIPMENT SOLUTIONS, INC., a corporation incorporated under the laws of the State of Florida ("Affordable Medical”), and any Person to hereafter become a Subsidiary of the Borrower pursuant to Section 3.4 hereof, as joint and several guarantors (together, jointly and severally, the "Guarantors” and together with the Borrower, the "Credit Parties”), and (iii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the "Lender”).

WITNESSETII

WHEREAS, the Credit Parties and .Lender have entered into that certain senior secured revolving credit facility agreement, dated as of November 30, 2013 and effective as of January 3, 2014 (the "Credit Agreement”), pursuant to which the Lender agreed to make available to the Borrower a secured revolving loan in the amount of up to Four Million and No/100 United States Dollars (US$4,000,000), subject to the terms and conditions therein contained, and of this amount, the Lender made an initial principal advance of Five Hundred Thousand and No/100 United States Dollars (US$500,000) to the Borrower;

WHEREAS, as of the date hereof, a total aggregate principal amount of approximately Five Hundred Thousand and No/100 United States Dollars (US$500,000) of principal plus applicable interest and fees are outstanding;

WHEREAS, in connection with this Amendment, the Borrower has requested and the Lender has agreed to advance an additional principal amount of One Million Two Hundred Thousand and No/100 United States Dollars (US$1,200,000) to the Borrower for acquisition funding and working capital financing for Borrower and for any other purposes permitted under the Credit Agreement, as amended hereby;

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement (as amended hereby, the "Amended Credit Agreement”), as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendment of the Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a)           all references to the "Senior Secured Revolving Credit Facility Agreement” or the "Agreement” contained in the Credit Agreement shall be deemed to refer to the Credit Agreement as further amended hereby and all references to the "Credit Parties” in the Agreement shall mean the Credit Parties defined in the Preamble to this Amendment;

(b)           The definitions of "Revolving Loan Commitment” and "Revolving Loan Maturity Date” shall be deleted in their entirety and shall be replaced with the following:

".Revolving Loan Commitment” shall mean One Million Seven. Hundred Thousand and No/100 United States Dollars (US$1,700,000), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), such aggregate additional amount up to Four Million and No/100 United States Dollars (US$4,000,000).

".Revolving Loan Maturity Date” means the earlier of (i) September 25 2015, (b) upon prepayment of all of the then outstanding Revolving Notes by the Borrower in full, or (c) the acceleration of all of the then outstanding Revolving Notes pursuant to this Agreement.

(c)           Section 2.1(d)(i) shall be deleted in its entirety and shall be replaced with

the following:	Mandatory Principal Repayments; Overadvances. From and after December 25, 2014, and continuing until the Revolving Loan Maturity Date, an amount equal to twelve and five tenths percent (12.5%) of all amounts deposited into the Lock Box Account (in excess of any recurring fees owed under Section 2.2, fees owed to any custodian/back-up servicer, the Receipts Collection Fee, and interest owed under Sections 2.1(c) and 2.4) shall be held by the Lender (the "Holdback”) and credited toward the outstanding principal balance of all Revolving Loans hereunder on any Payment Date (the "Mandatory Principal Repayment Amount,). All Revolving Loans hereunder shall be repaid by Borrower on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrower shall, upon notice or demand from I,ender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

(d)           Section 2.1(d)(ii) shall be deleted in its entirety and shall be replaced with

the following:	Optional Prepayments. From time to time, the Borrower may prepay all amounts then outstanding under the Revolving Loan, in whole or in part, without penalty or premium. The Borrower acknowledges and agrees that if prepayment is made in whole, all amounts then owed to the Lender pursuant to the Advisory Fee shall be paid in full in cash at the time of such prepayment. Upon receipt of payment in full of all then outstanding amounts under the Revolving Loan, including the Advisory Fee, Lender shall release all Guaranty Agreements and release its lien on all assets of the Credit Parties. The Lender agrees to file all applicable documentation, including without limitation, all UCC-3 statements, to effectuate such release of all such liens.

(e)           Section 2.1(e)(i) shall be amended by adding the following as the final sentence in such Section:

Notwithstanding anything contained in this sub-section to the contrary the Lender shall not apply any amounts deposited in the Lock. Box Account toward the payment of principal until after December 25, 2014, provided however, that upon the occurrence of an Event of Default that has not been cured by the Borrower or waived by the Lender, the Lender shall have the rights and remedies set forth in Section 12 of this Agreement.

(f)           Section 9.10 shall be amended by deleting the first sentence thereof in its entirety and replacing it with the following:

The Lender shall be permitted to conduct a field examination of the assets and records of the Borrower and its Subsidiaries at any time during normal business hours and without interference with the business of the Credit Parties, the results of which must be satisfactory to Lender in Lender's sole and absolute discretion. In addition to any fees contained in this Agreement, the Credit Parties shall pay the Lender fees associated with such field examinations in an amount equal to Two Thousand Five Hundred and No/100 United States Dollars (US$2,500) per calendar quarter, commencing on October 1, 2014 and continuing on the first day of each calendar quarter thereafter. Fees provided pursuant to this Section shall be due and owing notwithstanding the actual occurrence of a field examination.

(g)           Section 9.21 shall be deleted in its entirety and replaced with the following:

Dissolution of Subsidiaries. The Borrower shall cause, by no later than October 25, 2014, any Subsidiary which has not executed a counterpart to this Agreement as a Credit Party to be dissolved and shall provide evidence of same to the Lender, which such evidence shall be satisfactory to Lender in its sole and absolute discretion.

(h)          Section 9.22 shall be added as follows:

Security Interest. The Borrower shall cause, by no later than. February 28, 2015, On Deck Capital and Everest Business Funding to remove any and all liens filed against Amian.

      Section 11.15 shall be added as follows:

Lock Box Account. (i) The determination in good faith by the Lender that there has been a failure to perform or default in the performance by a Credit Party of Section 2.1(e) or (ii) the failure of the Borrower to cause sufficient funds to be on deposit in the Lock Box Account to permit the Lender to withdraw payments at any such time payments are due to Lender by Borrower pursuant hereto

(j)          Section 10.1 shall be amended by deleting Section 10.1 in its entirety and replaced by the following;

Positive EBITDA. Commencing at end of the first calendar quarter of 2015, Borrower shall at all times cause a positive EBITDA to be maintained.

(k)          Section 10.2 shall be amended by deleting Section 10.2 in its entirety and replacing it with the following:

Revenue Covenant. Commencing at the end of fourth calendar quarter of 2014, for each calendar quarter while this Agreement remains in effect, Borrower shall have sales revenues that are not less than seventy-five (75%) percent of the sales revenues shown on the most recent of the Financial Statements.

(l)          Section 13.19 shall be amended by replacing the Lender's address and contact information with the following:

TCA Global Credit Master Fund, LP 3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 Attention: Robert Press Facsimile: (973) 807-1813

3. Renewal of Revolving Loan. Pursuant to Section 2.3 of the Amended

Credit Agreement, by its execution hereof, the Borrower hereby provides written notice to Lender of Borrower's election to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional twelve (12) month period commencing on the Effective Date hereof and terminating on September 25, 2015 (subject to the terms and conditions of the Credit Agreement, as amended hereby) and, by its execution hereof, the Lender hereby consents and agrees to such renewal and extension.

4. Issuance of Amended and Restated Promissory Note. Subject to the terms and conditions of this Amendment, the Borrower shall and does hereby agree to issue to the Lender, simultaneously with the execution of this Amendment, an original amended and restated promissory note in the principal amount of One Million Seven Hundred Thousand and No/100 United States Dollars (US$1,700,000), dated as of the Effective Date, in the form attached hereto as Exhibit A (the "Amended and Restated Promissory Note”).

5. Cancellation of Existing Promissory Note. By the Credit Parties' execution and delivery to the Lender of the Amended and Restated Promissory Note, that certain promissory note originally issued by the Borrower in favor of the Lender, dated as of November 30, 2013 and effective as of January 3, 2014, in the original principal amount of Five Hundred Thousand and No/100 United States Dollars (US$500,000) shall be hereby immediately and irrevocably cancelled without further action on the part of the Lender or the Borrower. It is the intention of the parties that while the Amended and Restated Promissory Note amends, restates, replaces and supersedes the existing promissory note, in its entirety, the issuance of the Amended and Restated Promissory Note is not in payment or satisfaction of the existing promissory note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the existing debt.

6. Representations and Warranties of the Credit Parties. The Credit Parties represent and warrant to the Lender that immediately after giving effect to this Amendment, the representations and warranties of the Credit Parties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects (except to the extent such representation or warranty expressly relates to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

7. Security Interest Confirmation. The Credit Parties each hereby represent, warrant and covenant that (i) the Lender's security interests in all of the "Collateral” (as such term is defined in each Security Agreement executed by each of the Credit Parties in connection with the Credit Agreement) are and remain valid, perfected, security interests in such Collateral, (ii) the additional principal amount advanced by the Lender in connection with this Amendment and any and all additional obligations incurred by the Credit Parties in connection therewith constitute Obligations (as defined in the Credit Agreement) and such additional principal amount and additional obligations are each secured by Lender's security interests in all of the Collateral, and (iii) the Credit Parties have not granted any other encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, other than Permitted Liens.

8. Ratification. The Credit Parties hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, enforceable thereagainst in accordance with their respective terms; (ii) all obligations of the Credit Parties under all the Loan Documents are, shall be and continue to be secured by and under the Security Agreements, the Guaranty Agreements, the UCC Financing Statements, and all other Loan Documents; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Credit Parties to or against the enforcement of any of the Loan Documents, and to the extent the Credit Parties have any defenses, setoffs, counterclaims, cross-actions or equities against the Lender and/or against the enforceability of any of the Loan Documents, the Credit Parties acknowledge and agree that same are hereby fully and unconditionally waived by the Credit Parties; and (iv) no oral representations, statements, or inducements have been made by Lender or any agents or representatives of the Lender with respect to any of the Loan Documents.

9. No Defaults. Each Credit Party hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default. The Lender hereby acknowledges and agrees that, to its knowledge, as of the date hereof there exists no Event of Default.

10. Covenants. Each Credit Party hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and each. Loan Document, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Credit Agreement, as amended hereby, shall remain in effect.

11. No Other Amendment. All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

12. Second Tranche Advisory Shares; Advisory Fee.

(a)      The Borrower hereby agrees to pay to the Lender, on the date hereof, a fee for corporate advisory and investment banking services in an aggregate amount equal to Four Hundred Fifty Thousand and No/100 United States (US$450,000.00) Dollars (the "Advisory Fee”).. At the Borrower's option, the Advisory Fee may also be converted into shares of Preferred Stock (the "Second Tranche Advisory Shares”) on or after March , 2015 (such conversion date shall be deemed the "Conversion Date”). The conversion price will be equal to the closing stock price of the Borrower's stock on the Conversion Date. The Advisory Fee will be due in full in cash on the earlier of September , 2015 or the date on which prepayment in full of the Revolving Loan is made in accordance with Section 2.1(d)(ii) above. If the Borrower converts the Advisory Fee into The Second Tranche Advisory Shares, the Borrower shall issue certificates representing the Second Tranche Advisory Shares immediately upon the Conversion Date. In the event such certificates representing the Second Tranche Advisory Shares issuable hereunder shall not be delivered to the Lender within three (3) Business .Days of the Conversion Date, the Borrower shall be in immediate default under this Amendment, the Credit Agreement and the Loan Documents. The Second Tranche Advisory Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower's Preferred Stock. The Second Tranche Advisory Shares shall be deemed fully earned in connection with the Advisory Fee.

(b)      Adjustment to Second Tranche Advisory Shares. In the event that the Advisory Fee is converted to Second Tranche Advisory Shares, it is the intention of the Borrower and Lender that the Lender shall generate Net Proceeds from the sale of the Second Tranche Advisory Shares equal to the Advisory Fee (less any amounts paid in connection with the Advisory Fee prior to such sale). For purposes of this Section, the term "Net Proceeds” shall mean the (i) gross proceeds from the sale of the Second Tranche Advisory Shares in the Principal Trading Market, less (ii) customary broker fees. The Lender shall have the right to sell the Second Tranche Commitment Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws. Within three (3) Business Days after the sale of the Second Tranche Advisory Shares, the Lender shall deliver to the Borrower a reconciliation statement showing the Net Proceeds actually received by the Lender from the sale of the Second Tranche Advisory Shares (the "Sale Reconciliation”). If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized Net Proceeds from the sale of such Second Tranche Advisory Shares equal to at least the Advisory Fee (less any amounts paid to the Lender in connection with the Advisory Fee prior to such sale), as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock, in the Lender's sole discretion, to the Lender in an amount sufficient such that, when sold and the Net Proceeds thereof are added to (A) the Net Proceeds from the sale of any of the previously issued and sold Second Tranche Advisory Shares and (B) all other amounts delivered to the Lender in payment of the Advisory Fee, the Lender shall have received total funds equal to the Advisory Fee. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock in accordance with the terms of this Section 2.2(i), the Lender still has not received Net Proceeds equal to the Advisory Fee, less (A) the Net Proceeds from the sale of previously issued and sold Second Tranche Advisory Shares and (B) all other amounts delivered to the Lender in payment of the Advisory Fee, then the Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock, in the Lender's sole discretion, to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received Net Proceeds from the sale of such. Common Stock equal to the Advisory Fee, less (A) the Net Proceeds from the sale of previously issued and sold Second Tranche Advisory Shares and (B) all other cash amounts delivered to the Lender in payment of the Advisory Fee. Upon receipt of the Advisory Fee in full, if the Lender still has Second Tranche Advisory Shares remaining to be sold, the Lender shall return all such remaining Second Tranche Advisory Shares to the Borrower within three (3) Business Days after receipt of the Advisory Fee. In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender's notification to the Borrower that additional shares of Common Stock are issuable hereunder, and the Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within three (3) Business Days following the date Lender notifies the Borrower that additional shares of Common Stock are to be issued hereunder. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents. Notwithstanding anything contained in this Section to the contrary, at the time at which the Second Tranche Advisory Shares become unrestricted pursuant to applicable securities laws, the Borrower shall have the right, at any time during such period, to redeem any Second Tranche Advisory Shares then in the Lender's possession for an amount payable by the Borrower to Lender in cash equal to the Advisory Fee, less (A) the Net Proceeds from the sale of previously issued and sold Second Tranche Advisory Shares and (B) all other cash amounts delivered to the Lender in payment of the Advisory Fee. Upon Lender's receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Second Tranche Advisory Shares in its possession back to the Borrower and otherwise undertake any required actions reasonably requested by Borrower to have such then remaining Second Tranche Advisory Shares returned to Borrower.

(c)      Mandatory Redemption. Notwithstanding anything contained herein to the contrary, in the event that the Borrower converts the Advisory Fee into the Second Tranche Advisory Fee Shares and the Lender has not realized Net Proceeds from the sale of Second Tranche Advisory Shares equal to the amount of the Advisory Fee (including (A) Net Proceeds received from the sale of previously issued and sold Second Tranche Advisory Shares and (B) all other cash amounts delivered to the Lender in payment of the Advisory Fee), by the Revolving Loan Maturity Date, then the Borrower shall redeem, on the Revolving Loan Maturity Date, all Second Tranche Advisory Shares then in Lender's possession for cash equal to the amount of the Advisory Fee less (A) the Net Proceeds from the sale of previously issued and sold Second Tranche Advisory Shares and (B) all other cash amounts delivered to the Lender in payment of the Advisory Fee. The Borrower shall redeem the then remaining Second Tranche Advisory Shares in Lender's possession for an amount equal to the Advisory Fee less (A) the Net Proceeds from the sale of previously issued and sold Second Tranche Advisory Shares and (B) all other cash amounts delivered to the Lender in payment of the Advisory Fee. Such amount shall be payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower. In the event of any conversion of the Advisory Fee to Second Tranche Advisory Shares, such conversion shall be subject to the "Beneficial Ownership Limitations” described in the Amended and Restated Note. Nothing in this section shall in any way limit the Borrower's affirmative obligation to pay the Advisory Fee in cash on the earlier of September , 2015 or the date on which prepayment in full of the Revolving Loan is made in accordance with Section 2.I(d)(ii) above.

(d)        Piggyback Registration Rights. In the event that the Borrower files a registration statement with respect to its Common Stock with the SEC (other than a registration statement on Form S-4 or S-8 or any successor form thereto) after the Effective Date but before the Lender sells the Second Tranche Advisory Shares, the Second Tranche Advisory Shares shall be registered pursuant to such registration statement.

(e)         Reporting Requirement. In addition to any remedies which may be available hereunder or in the Credit Agreement, upon each occurrence of Borrower's failure to timely comply with the reporting requirements contained in Section 9.7 of the Credit Agreement, to the extent that any Second Tranche Advisory Shares remain in Lender's possession, Borrower agrees to immediately pay in cash a portion of the Second Tranche Advisory Shares equal to two and one half of one percent (2.5%) of the Second Tranche Advisory Shares remaining in Lender's possession upon each instance of Borrower's failure to comply with such reporting requirements within five (5) days of when due under the terms of Section 9.7.

13. Fees and. Expenses. The Borrower agrees to pay to the Lender, upon the execution hereof, (i) a commitment fee equal to Twenty-Four Thousand and No/100 United States Dollars (US$24,000), (ii) a legal fee equal to Ten Thousand and No/100 United States Dollars (US$10,000), (iii) a due diligence fee equal to Seven Thousand Five IIundred and No/100 United States Dollars (US$7,500), (iv) an asset monitoring fee equal to Two Thousand and No/100 United States Dollars ($2,000), (v) all costs and expenses of the Lender and Lender's counsel in connection with the preparation and execution of this Amendment, including, but not limited to, documentary stamp tax fees, UCC-1 Financing Statement search fees and filing fees, and Certificate of Good Standing fees. The Lender and the Borrower agree that all fees payable by the Borrower to the Lender upon the execution hereof shall be listed on the closing statement executed in connection herewith.

14. Conditions Precedent. The effectiveness of this Amendment and the obligation that the Lender to advance the additional principal amounts provided herein shall be expressly subject to the following conditions precedent:

(a)      Amendment. Each Credit Party shall have executed and delivered to the Lender a copy of this Amendment;

(b)      Amended and Restated Promissory Note. Each Credit Party shall have executed and delivered to the Lender the Amended and Restated Promissory Note in the principal amount of One Million Seven I Iundred Thousand and No/100 United States Dollars (US$1,700,000), dated as of the Effective Date;

(c)      Confession of Judgment. Each Credit Party shall have executed and delivered to the Lender a copy of a Confession of Judgment, dated as of the Effective Date, in the form attached hereto as Exhibit B;

(d)      Use of Proceeds Confirmation. The Borrower shall have executed and delivered to the Lender a copy of a Use of Proceeds Confirmation, including a copy of the Borrower's twelve (12) month financial projections attached as an exhibit thereto, dated as of the Effective Date, in the form attached hereto as Exhibit C;

(e)      Security Agreement. Esteemcare and. Affordable Medical shall have each have executed and delivered to the Lender a copy of a Security Agreement, dated as of the Effective Date, in the form attached hereto as Exhibit D;

(f)       Guaranty Agreement. Esteemcare and Affordable Medical shall have each executed and delivered to the Lender two original copies of a Guaranty Agreement, dated as of the Effective Date, in the form attached hereto as Exhibit E;

(g)      Subordination Agreement. Madhu Mathew Mammen, Imad Siddiqui, and the Credit Parties shall have each executed and delivered to the Lender a copy of a Subordination Agreement, dated as of the Effective Date, in the form attached hereto as Exhibit F;

(h)     Closing Statement. The Borrower shall have executed and delivered to the Lender a closing statement in form and substance satisfactory to the Lender;

(i)       Corporate Documents. The Lender shall have received such evidence as it may require as to the authority of the officers or attorneys-in-fact executing this Amendment and such other corporate documents it may request, including, but not limited to, approval of the board of directors of each of the Credit Parties, resolutions of the shareholders of the Subsidiaries of the Borrower, an officer's certificate of each Credit Party, each in form and substance satisfactory to the Lender in its sole discretion;

(j)        Opinion of Counsel. The Lender shall have received a customary opinion of the Credit Parties', in form and substance satisfactory to the Lender in its sole discretion;

(k)       Search Results. The Lender shall have received copies of UCC search reports, issued by the Secretary of State of the state of incorporation of each Credit Party, dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Credit Parties, under their present name and any previous names, as debtors, together with copies of such financing statements;

(1)       Certificate of Good Standing. The Lender shall have received copies of certificates of good standing with respect to each Credit Party, issued by the Secretary of State of the state of incorporation of each Credit Party, dated such a date as is reasonably acceptable to Lender, evidencing the good standing thereof;

(m)    Fees Paid. The Lender or its counsel shall have received payment in full of all fees and expenses due under this Amendment; and

(n)      No Event of Default; Representations and Warranties. The Lender shall be satisfied, and shall have received a certificate signed by a duly authorized officer of each Credit Party, dated such a date as is reasonably acceptable to Lender, that (i) no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default have occurred and be continuing; and (ii) the representations and warranties of the Borrower contained in the Credit Agreement, as amended and supplemented hereby, shall be true on and as of the Effective Date (except to the extent such representation or warranty expressly relates to an earlier date).

15.            Execution in Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf” signature page was an original thereof

16.            Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Credit Parties of this Amendment, and the documents executed and delivered in connection herewith, and the performance by Credit Parties of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Credit Parties and its boards of directors pursuant to all applicable laws, and other than the corporate action or resolutions delivered by the Credit Parties in connection with this Amendment, no other corporate action or consent on the part of the Credit Parties. its board of directors, stockholders or any other Person is necessary or required by the Credit Parties to execute this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Credit Parties' obligations hereunder and thereunder. This Amendment, and each of the documents executed and delivered in connection herewith and therewith, have been duly and validly executed by the Credit Parties (and the officer executing this Amendment and all such other documents is duly authorized to act and execute same on behalf of the Credit Parties) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against the Credit Parties in accordance with their respective WI ins.

17.            Indemnification. Except for claims resulting from the Lender's gross negligence or willful misconduct, the Credit Parties hereby indemnify and hold the Lender harmless from and against any and all claims payable by the Lender to any Person, including reasonable attorneys and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, or any of the Loan Documents. The foregoing indemnification obligations shall. survive the termination of any of the Loan Documents and repayment of the Revolving Note.

18.            Release. As a material inducement for Lender to enter into this Amendment, the Credit Parties do hereby release, waive, discharge, covenants not to sue, acquits, satisfies and forever discharges the Lender and its respective successors and assigns, from any and all claims whatsoever in law or in equity which the Credit Parties ever had, now has, or which any successor or assign of the Credit Parties hereafter can, shall or may have against the Lender, for, upon or by reason of any matter, cause or thing whatsoever related to the this Amendment or any other Loan Documents, through the date hereof. The Credit Parties further expressly agree that the foregoing release and waiver is intended to be as broad and inclusive as permitted by the laws of the jurisdiction governing the Loan Documents. In addition to, and without limiting the generality of foregoing, the Credit Parties further covenant with and warrant unto the Lender, that there exist no claims, counterclaims, defenses, objections, offsets or other claims against the Lender, or the obligation of the Credit Parties to comply with the terms and provisions of the Loan Documents. The foregoing release shall survive the termination of any of the Loan Documents and repayment of the Revolving Note.

19.            Lender's Conduct. As of the date of this Amendment, the Credit Parties hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with any of the Loan .Documents; and (ii) that there are no other promises, obligations. understandings or agreements with respect to the Loan Documents, except as expressly set forth herein and the other Loan Documents.

20.            GOVERNING LAW. EXCEPT IN THE CASE OF THE MANDATORY FORUM SELECTION CLAUSE SET FORTH HEREIN, THIS AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE LOAN DOCUMENTS AND THE REVOLVING NOTE SHALL BE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

21.            MANDATORY FORUM SELECTION. ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AMENDMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AMENDMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A "MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH. FLORIDA LAW.

22.            Amendment Effective Date. All references in any Loan Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the Effective Date, the Credit Agreement, as amended hereby, is in full force and effect.

[signatures pages follow]

IN WITNESS WHEREOF. the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written,

BORROWER:

ONCOLOGIX TECH, INC.

By: /s/ Roy Vayne

Name: Roy Vayne E in

Title: Chief Executive Officer

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd.

Its: General Partner

By: /s/ Robert Press

Name: Robert Press

Title: Director